As filed with the Securities and Exchange Commission on August 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RYTHM, INC.

(Exact name of registrant as specified in its charter)

Nevada	30-0943453
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2220 Hicks Road, Suite 210
Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(Zip Code)

RYTHM, INC. 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Benjamin Kovler

Interim Chief Executive Officer

2220 Hicks Road, Suite 210

Rolling Meadows, IL 60008
(Name and address of agent for service)

(855) 420-0020
(Telephone number, including area code, of agent for service)

With a copy to:

Robert A. Petitt, Esq.

Blank Rome LLP

125 High Street

Boston, MA 02110

(617) 415-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

RYTHM, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), previously registered 435,097 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), available for issuance pursuant to the RYTHM, Inc. 2022 Omnibus Equity Incentive Plan, as amended (the “Plan”). The Company registered such shares of Common Stock under the Plan on a Form S-8 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on July 1, 2022 (Registration Number 333-265950), a Form S-8 Registration Statement filed with the SEC on November 26, 2024 (Registration Number 333-283453), and a Form S-8 Registration Statement filed with the SEC on June 12, 2025 (Registration Number 333-287986) in accordance with the Securities Act of 1933, as amended.

On June 16, 2026, the Company’s shareholders approved an amendment to the Plan (the “Plan Amendment”) to increase the number of shares of Common Stock which may be issued pursuant to the Plan by an additional 115,000 shares (the “Additional Shares”). This Registration Statement on Form S-8 is being filed to register the Additional Shares for issuance under the Plan pursuant to the Plan Amendment.

The share numbers set forth above retroactively reflect the 1-for-10 reverse stock split completed by the Company on October 18, 2022, the 1-for-20 reverse stock split completed by the Company on July 5, 2023, and the 1-for-15 reverse stock split completed by the Company on October 8, 2024, as applicable.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the SEC on July 1, 2022 (File No. 333-265950) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The rules of the SEC allow us to incorporate by reference into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below (other than portions of these documents that are deemed furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

a)	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC March 3, 2026;

b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May 5, 2026 and June 30, 2026, filed with the SEC on August 4, 2026;

c)	Our Current Reports on Form 8-K filed with the SEC on April 1, 2026, June 16, 2026, and August 11, 2026;

d)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2026

e)	The Description of our Common Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed with the SEC on April 2, 2021 as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

Exhibit Number	Document
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.2	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed July 11, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2022).

4.3	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed October 17, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2022).

4.4	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed March 1, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report filed with the Securities and Exchange Commission on March 3, 2023).

4.5	Certificate of Change to Articles of Incorporation of Agrify Corporation, filed June 30, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2023).

4.6	Certificate of Amendment to the Articles of Incorporation of the Registrant, filed January 22, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024).

4.7	Certificate of Amendment to Articles of Incorporation of the Registrant, filed October 3, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2024)

4.8	Third Amended and Restated Certificate of Designations of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 13, 2021)

4.9	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrants Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2025)

4.10	2022 RYTHM, Inc. Omnibus Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2026)

5.1*	Opinion of Fennemore Craig, P.C.

23.1*	Consent of GuzmanGray, Independent Registered Public Accounting Firm

23.2*	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

107*	Calculation of Filing Fees Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on August 26, 2026.

RYTHM, INC.

By:	/s/ Benjamin Kovler
Name:	Benjamin Kovler
Title:	Chairman and Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Benjamin Kovler and Brad Asher, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Kovler	Chairman and Interim Chief Executive Officer	August 26, 2026
Benjamin Kovler	(Principal Executive Officer)

/s/ Brad Asher	Chief Financial Officer	August 26, 2026
Brad Asher	(Principal Financial and Accounting Officer)

/s/ Max Holtzman	Director	August 26, 2026
Max Holtzman

/s/ Timothy Mahoney	Director	August 26, 2026
Timothy Mahoney

/s/ Armon Vakili	Director	August 26, 2026
Armon Vakili

/s/ Peter Shapiro	Director	August 26, 2026
Peter Shapiro

/s/ Krishnan Varier	Director	August 26, 2026
Krishnan Varier

/s/ Sanjay Tolia	Director	August 26, 2026
Sanjay Tolia

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